Exhibit 99.1

Marin Software to Switch Stock Exchange Listing to Nasdaq

Company’s Ticker Symbol to Remain ‘MRIN’

SAN FRANCISCO – June 8, 2018 – Marin Software Incorporated (NYSE: MRIN), a leading provider of digital marketing software for advertisers and agencies, today announced that it will transfer its stock exchange listing from The New York Stock Exchange to the Nasdaq Global Market. Marin Software will continue to be listed under the ticker symbol “MRIN” and expects that its common stock will commence trading as a Nasdaq-listed security on June 20, 2018.

About Marin Software

Marin Software Incorporated’s mission is to give advertisers the power to drive higher efficiency and transparency in their paid marketing programs that run on the world’s largest publishers. Marin provides enterprise marketing software for advertisers and agencies to integrate, align, and amplify their digital advertising spend across the web and mobile devices. Marin offers a unified SaaS ad management platform for search, social, and e-commerce advertising. Marin Software helps digital marketers convert precise audiences, improve financial performance, and make better decisions. Headquartered in San Francisco with offices worldwide, Marin Software’s technology powers marketing campaigns around the globe. For more information about Marin Software, please visit: www.marinsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including, among other things, statements regarding Marin’s business and product capabilities. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including, but not limited to our ability to grow sales and marketing capabilities, retain and attract personnel, develop and release new features, increasing competition in our market, fluctuations in our operating results and inability to forecast financial metrics, and other general market, political, economic, and business conditions.

These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks and uncertainties detailed in documents filed with the Securities and Exchange Commission, including our most recent report on Form 10-K, recent reports on Form 10-Q and current reports on Form 8-K which Marin Software may file from time to time, all of which are available free of charge at the SEC’s website at www.sec.gov. Any of these risks could cause actual results to differ materially from expectations set forth in the forward-looking statements. All forward-looking statements in this press release reflect Marin Software’s expectations as of June 8, 2018. Marin Software assumes no obligation to, and expressly disclaims any obligation to update any such forward-looking statements after the date of this release.